UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                FORM 8-K/A


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) December 27, 2005
                                                     (December 20, 2005)


                             HALLADOR PETROLEUM COMPANY
               (Exact Name of Registrant as specified in Charter)



         Colorado                    0-14731             84-1014610
  (State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)            file number)      Identification No.)


1660 Lincoln Street, Suite 2700, Denver, Colorado            80264
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: 303-839-5504

                             ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: We are filing this amendment to correct the dating of the Form 8-K filed December 27, 2005. The original filing shows the date of the report as December 23, 2005 when it should have been December 27, 2005 and the the date of the earliest event reported as December 27, 2005 when it should have been December 20, 2005. There are no other changes to the Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities

     On December 20, 2005, we sold to Yorktown Energy Partners VI, L.P., an institutional investor, for cash 1,893,169 shares of our common stock, par value $0.01, at $2.20 per share ($4,165,000). The shares were sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The proceeds of this stock sale will be used to purchase a 32% interest in a private Michigan oil and gas exploration company from Yorktown
Energy Partners II, L.P.   Yorktown Energy Partners II, L.P.
owns about 32% of Hallador Petroleum Company common stock.
Bryan Lawrence, is a principal in both Yorktown Energy Partners, II L.P. and Yorktown Energy Partners VI, L.P. and is a director of Hallador Petroleum Company.

Item 9.01 - Financial Statements and Exhibits

     (a) Not applicable

     (b) Not applicable

     (c) Exhibits - The following exhibit is filed herewith:

      10.1 Subscription Agreement - by and between Hallador Petroleum Company and Yorktown Energy Partners VI, L.P. dated
            December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HALLADOR PETROLEUM COMPANY
                                         (Registrant)


Dated: December 27, 2005     By:    /s/Victor P. Stabio
                                    Chief Executive Officer and President